                                                       Exhibit 24

                        POWER OF ATTORNEY

                 COLUMBUS SOUTHERN POWER COMPANY
      Annual Report on Form lO-K for the Fiscal Year Ended
                        December 31, 1997

     The undersigned directors of COLUMBUS SOUTHERN POWER COMPANY, an Ohio corporation (the "Company"), do hereby consti-tute and appoint E. LINN DRAPER, JR., G. P. MALONEY and P. J. DeMARIA, and each of them, their attorneys-in-fact and agents, to execute for them, and in their names, and in any and all of their capacities, the Annual Report of the Company on Form lO-K, pur-suant to Section 13 of the Securities Exchange Act of 1934, for the fiscal year ended December 31, 1997, and any and all amend-ments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and per-form every act and thing required or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have signed these presents this 28th day of January, 1998.



/s/ P. J. DeMaria                  /s/ G. P. Maloney
P. J. DeMaria                      G. P. Maloney


/s/ E. Linn Draper, Jr.            /s/ James J. Markowsky
E. Linn Draper, Jr.                James J. Markowsky


/s/ Henry W. Fayne                 /s/ J. H. Vipperman
Henry W. Fayne                     J. H. Vipperman


/s/ Wm. J. Lhota
Wm. J. Lhota